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                                                                  EXHIBIT 10.15

                          STANDARD FORM OF OFFICE LEASE

     AGREEMENT OF LEASE, made as of this 16th day of January, 2002, between 40 EXCHANGE PLACE CORP., a New York corporation, c/o of Diversified Management, Inc. having its offices at 40 Exchange Place, 13th Floor, New York, New York 10005, party of the first part, hereinafter referred to as LANDLORD, and ON-SITE SOURCING, INC., a Virginia corporation, having its offices at 1200A Henry Street, Alexandria, Virginia 22314, party of the second part, herein referred to as TENANT (hereinafter referred to as the "Lease").

                                   WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Part of the 6th Floor (as per the floor plan attached hereto and made a part hereof as Exhibit "A") in the building known as 40 EXCHANGE PLACE in the Borough of Manhattan, City of New York (hereinafter referred to as the "Demised Premises"), for the term of Five (5) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the first (1st) day of February, Two Thousand and Two, and to end on the 31st day of January, Two Thousand and Seven.

     Rent is as follows:

     02/01/2002 - 01/31/2003    $45,600.00 per annum     $3,800.00 per month
     02/01/2003 - 01/31/2004    $47,424.00 per annum     $3,952.00 per month
     02/01/2004 - 01/31/2005    $49,320.96 per annum     $4,110.08 per month
     02/01/2005 - 01/31/2006    $51,293.80 per annum     $4,274.48 per month
     02/01/2006 - 01/31/2007    $53,345.55 per annum     $4,445.46 per month

     Which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord as set forth herein or such other place as Landlord may designate in writing, without any set off or deduction whatsoever, except as otherwise provided for herein, except that Tenant shall pay the first 1st monthly installment(s) on the execution hereof.

     The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

     1. RENT. Tenant shall pay the rent as above and as hereinafter provided.

     2. OCCUPANCY. Tenant shall use and occupy the Demised Premises for offices, storage, reproduction, copying, reduction, imaging and facsimile of documents and other materials and any other lawful purpose.

     3. TENANT ALTERNATIONS. Tenant shall make no material changes in or to the Demised Premises of any nature without Landlord's prior written consent. Tenant may, at Tenant's expense, make alterations, installations, additions or improvements which are non-structural and

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which do not affect utility services or plumbing and electrical lines, in or to the interior of the Demised Premises. Tenant shall, before making any alternations, additions, installations or improvements, at its expense, obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the Demised Premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, callings and like installations, installed in the Demised Premises at any time by Tenant, shall, upon installation remain the property of the Tenant and shall be removed from the Demised Premises by Tenant upon to the expiration of this Lease, at Tenant's expense. Nothing in this Article shall be construed to give Landlord title to or prevent Tenants removal of trade fixtures, moveable office furniture and equipment. Upon the removal of any such from the Demised Premises or upon removal of other installations by Tenant, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation and repair any damage to the Demised Premises or the building due to such removal. All property remaining in the Demised Premises at the end of the term after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either by retained as Landlord's property or removed from the Demised Premises by Landlord, at Tenant's expense.

     4. MAINTENANCE AND REPAIRS. Tenant shall, throughout the term of this Lease, take good care of the Demised Premises and the fixtures appurtenances therein. Tenant shall be responsible for all damage or injury to the Demised Premises and the systems and equipment exclusively servicing the Demised Premises, whether requiring structural or nonstructural repairs caused by or resulting from the neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the Demised Premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the Demised Premises for which Tenant is responsible, using only the contractor for the trade or trades in question. Landlord shall, at Landlord's sole expense, maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the Demised Premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the Demised Premises. Tenant agrees to give prompt notice of any defective condition in the Demised Premises for which Landlord may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs alterations, additions or improvements in or to any portion of the building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other Article of this

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Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this
Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

     5. WINDOW CLEANING. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the labor law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

     6. REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS. Upon the commencement of this Lease and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the Demised Premises or the building (including the use permitted under this Lease). Nothing herein shall require Tenant to make structural repairs or alternations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after reasonably securing Landlord, to Landlord's reasonable satisfaction, against all damages and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company reasonably satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the building of which the Demised Premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the Demised Premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article and if, by reason of such failure, the fire insurance rate shall, at the beginning of this Lease, or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the building or Demised Premised issued by the New York

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Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, to absorb and prevent vibration, notice and annoyance. Notwithstanding the foregoing contained in this Article 6 and as otherwise set forth in this Lease to the contrary, Owner hereby acknowledges that Tenant's use of the Demised Premises as permitted under this Lease, and the equipment, machinery, fixtures and other items maintained by Tenant in the Demised Premises shall not increase the rates of insurance or violate any such laws, orders or regulations.

     7. SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination. Tenant shall execute promptly any certificate that Landlord may request in writing.

     8. PROPERTY LOSS, DAMAGE REIMBURSEMENT, INDEMNITY. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or willful act of Landlord, its agents, servants or employees, or if caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, it required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnity and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this Lease extends to the acts and omissions of any sub-tenant of Tenant, and any agent, contractor, employee, invitee or licensee of any such sub-tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

     9. DESTRUCTION, FIRE AND OTHER CASUALTY. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to

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Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day of the casualty according to the part of the Demised Premises which is usable. (c) If the Demised Premises are totally damaged or rendered wholly usable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such event, Landlord or Tenant may elect to terminate this Lease by written notice to the other, given within 90 days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than 60 days after the given of such notice. Upon the date specified in such notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to either parties rights and remedies against the other under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord or Tenant shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property to such other premises provided for by Landlord. Tenant's liability for rent shall resume upon the date Landlord delivers possession to the Demised Premises to Tenant and the same is substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant or Landlord from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance in force an collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right to recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same unless such damage is caused by the negligence or willful act of Landlord as set forth in
Article 8 of this Lease.

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     10. EMINENT DOMAIN. If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of such taking proceedings and Tenant shall have no claim for the value of any unexpired term of said Lease and assigns to Landlord, Tenant's entire interest in any such award. Notwithstanding the foregoing to the contrary, Tenant shall be entitled to seek its own separate award for any of Tenant's property in the Demised Premises which are taken or acquired by such taking.

     11. ASSIGNMENT, MORTGAGE, ETC. Except as otherwise permitted in paragraph
(b) of this Article 11, Tenant for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance which shall not unreasonably be withheld. If this Lease is assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

     12. ELECTRIC CURRENT. Rates and conditions in respect to submetering or rent inclusion, as the case may be, are to be added in Rider attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interface with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Landlord liable or responsible to Tenant for any loss, damage or expenses which Tenant may sustain.

     13. ACCESS TO PREMISES. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times during business hour upon prior notice to Tenant, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Demised Premises or to any other portion of the building or which Landlord may elect to perform. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises, without the same constituting an eviction nor shall Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Landlord shall have the right to enter the Demised Premises at reasonable business hours, upon prior notice to Tenant, for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purposes of showing the same to prospective tenants. If

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during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may, upon Tenant's written consent, immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder.

     14. OCCUPANCY. Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the building of which the Demised Premises are a part. Tenant has inspected the Demised Premises and accepts it as is, subject to the Rider annexed hereto with respect to Landlord's work, if any.

     15. BANKRUPTCY.

          (a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment of any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quite and surrender the Demised Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owing Tenant's interest in this Lease.

          (b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination of the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by the Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part of the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     16. DEFAULT.

          (a) Tenant shall be in default if it fails to fulfil any of the covenants of this Lease including the covenants for: (i) the payment of rent or additional rent when due and the

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continuation of the same for ten (10) days after Tenant's receipt of written notice from Landlord that the same is due; (ii) the failure to perform any other term or condition of this Lease within thirty (30) days after Tenant's receipt of written notice from Landlord specifying the nature of said default; provided, however that if the nature of the default is such that it cannot reasonably be cured within such thirty (30) day period, then Tenant shall have such additional time as is reasonably required to cure such default provided Tenant has commenced to cure such default within such thirty (30) day period; or if (i) the Demised Premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant and possession has not been restored to Tenant within ninety (90) days; (ii) this Lease be rejected under Section 325 of Title 11 of the U.S. Code (bankruptcy code); (iii) Tenant shall fail to move into or take possession of the Demised Premises within thirty (30) days after the commencement of the term of this Lease. If Tenant shall have failed to comply with or remedy any such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said time period, and if Tenant shall not have diligently commenced during such default within such time period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written ten (10) days notice of cancellation of this Lease upon Tenant, and upon the expiration of said ten (10) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

          (b) If the notice provided for in (a) hereof shall have been given, and the term shall expire as aforesaid; then and in any of such events Landlord may with notice, re-enter the Demised Premises and dispossess Tenant by summary proceedings, and the legal representative of Tenant or other occupant of Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made. Landlord shall give Tenant written notice of its intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

     17. REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION. In case of any such default, re-entry, expiration and/or dispossesses by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossesses and/or expiration, (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. In computing such liquidated damages there shall be added to the said deficiency such

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expenses as Landlord may incur in connection with re-letting, such as reasonable legal expenses and attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order for preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall make all reasonable efforts to re-let the Demised Premises and shall be liable to Tenant if Landlord fails to re-let the Demised Premises, or in the event that the Demised Premises are re-let, and Landlord fails to collect the rent thereof under such re-letting. Any excess of such net rents collected by Landlord over the sums payable by Tenant to Landlord hereunder shall be applied to the outstanding amounts owed to Landlord by Tenant, if any, and any excess shall be returned to Tenant. If Landlord re-lets the Demised Premises to another Tenant for a rent or term which is greater than the rent or remaining term of this Lease, then Tenant shall be relieved from any further liability and the Lease shall, upon the commencement of the new lease, immediately terminate and be void and of no further force or effect. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for or mention in this Lease or any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity.

     18. FEES AND EXPENSES. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, then unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter, and upon thirty (30) days prior written notice, perform the obligation of Tenant thereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Landlord for such reasonable sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

     19. BUILDING ALTERATIONS AND MANAGEMENT. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other Tenants making any repairs in the building or any such alterations, additions and improvements except as otherwise provided herein. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such reasonable controls of the manner of access to the building by Tenant's social or business visitors as the Landlord may deem necessary for the security of the building and its occupants.

     20. NO REPRESENTATIONS BY LANDLORD.

          (a) Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the same and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to the latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which, along with the attached Rider, fully and completely expresses the agreement between Landlord and Tenant. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          (b) Notwithstanding the foregoing to the contrary, Landlord hereby represents and warrants that: (i) it is the holder of a good and marketable fee interest to the Demised Premises and the building of which the Demised Premises forms a part; (ii) its has the right, power and authority to make, execute and deliver this Lease; (iii) there are no contracts, agreements, restrictions, covenants, encumbrances, operating agreements or easements to which Landlord is a party which will materially affect Tenant's rights or increase Tenant's obligations under this Lease; (iv) all structural components and the heating, ventilating and air conditioning systems servicing the Demised Premises and the building are in good working order; and (v) the building of which the Demised Premises forms a part conforms with all federal, state and local laws, regulations, codes, rules, ordinances and guidelines.

     21. END OF TERM. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and the Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday or a legal holiday, this Lease shall expire at noon on the next business day.

     22. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 28 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned. Neither Landlord, nor its agents, employees, invitees, other tenants, or any party claiming under or through Landlord, shall disturb the use or occupancy of Tenant in the Demised Premises, and Landlord shall defend Tenant's right to such use and occupancy.

     23. FAILURE TO GIVE POSSESSION. If Landlord is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding over or retention of possession of any tenant, undertenant or occupants or if the Demised Premises has not been sufficiently completed to make the same ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason. Landlord shall not be subject to any liability for failure to give possession to said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in wise to extend the term of this Lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord's inability to obtain possession) until after Landlord shall have given Tenant written notice that the Demised Premises are substantially ready for Tenant's occupancy and has delivered the same to Tenant ready for Tenant's improvements, if any. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy a premises other than the Demised Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this Article 23 are intended to constitute "an express provision to the contrary" within the meaning of Section 223 of the New York Real Property Law.

     24. NO WAIVER. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lessor amount then the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. Any authorized employee of Landlord or Landlord's agent shall have the power to accept the keys of the Demised Premises prior to the termination of the Lease and the delivery of the keys to any such agent or employee shall operate as a termination of the Lease or a surrender of the Demised Premises.

     25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy.

     26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall be abated or excused as specifically provided in this Lease because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alternations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are effected by war or other emergency.

     27. BILLS AND NOTICES. Except as otherwise in this Lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered it, in writing, delivered to Tenant sent by registered or certified mail addressed to Tenant at both the Demised Premises and the business address of Tenant as provided for herein, and the time of the giving of such notice or communication shall be deemed to be the time when the same is received by Tenant at both of the locations as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

     28. SERVICES PROVIDED BY LANDLORDS. As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the Demised Premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the reasonable judge), Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the Demised Premises on business days at Landlord's expense provided that the same are kept in order by Tenant. Tenant shall pay Landlord the cost of removal of any of Tenant's refuse and rubbish from the building; (e) if the Demised Premises are serviced by Landlord's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Landlord's contract with Operating Engineers Local 94-94A. Landlord will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Landlord reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof subject to the provisions of Article 12 above. If the building of which the Demised Premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service, at Landlord's sole cost and expense, and upon ten days' written notice to Tenant, proceed with alteration necessary therefor without in any wise affecting this Lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

     29. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

     30. DEFINITIONS. The term "office", or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the retail sale or display, at any time, of goods, wares or merchandise, or any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Landlord" means a Landlord or lessor, and as used in the Lease means only the Landlord, or the mortgagee in possession, for the time being of the land and building (or the Landlord of a Lease of the building or of the land and building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and building, or of said Lease, or in the event of lease of said building, or of the land and building, the said Landlord shall be and hereby is a lease of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successor in interest, or between the parties and the purchaser, at any such sale, or the said Lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The words "re-enter" and "re-entry" as used in the Lease are not restricted to their technical legal meaning. The term "business days" as used in this Lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 28 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

     31. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deemed necessary to preserve the wall or the building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent except as otherwise provided for in this Lease.

     32. RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules and regulations shall be given in such manner as Landlord may elect, in case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the portions hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten
(10) days after the giving of notice thereof. Landlord shall have the duty and obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other Lease, as against any other tenant and Landlord shall be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees if such violation materially disturbs or affects Tenant's use of the Demised Premises.

     33. SECURITY. Tenant will deposit with Landlord $8,220.16 as security for the faithful performance and observance by Tenant of the terms, provision and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent. Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within five (5) days after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the land and building or leasing of the building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or Lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     34. ESTOPPEL CERTIFICATE. Tenant at any time, and from time to time, upon at least 10 days' prior written notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Landlord under this Lease, and, if so, specifying each such default.

     35. SUCCESSORS. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit or Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Witness for Landlord                            40 EXCHANGE PLACE CORP._____SEAL

                                                BY   [ILLEGIBLE]          (L.S.)
------------------------                          ------------------------

Witness for Tenant                              ON-SITE SOURCING, INC.      SEAL

                                                BY   [ILLEGIBLE]          (L.S.)
------------------------                          ------------------------

                            RIDER TO LEASE AGREEMENT
                            DATED: January ___, 2002
                  Between 40 EXCHANGE PLACE CORP., as LANDLORD
                                       and
                        ON-SITE SOURCING, INC., as TENANT

     36. DEFINITIONS:

     The following definitions shall have the meanings hereinafter set forth wherever used in this Lease or any Exhibits or Schedules annexed hereto (if any):

          (a) "Tax Base" shall mean the product obtained by multiplying (i) in the amount for which the Land and Building are assessed for the purpose of establishing real estate taxes to be paid by Landlord for the Tax Year (as defined in Section 38(a) hereof) commencing July 1, 2002 and ending on June 30, 2003 by (ii) the real estate tax rate for such Tax Year.

          (b) "Tenant's Proportionate Share" shall mean Zero Point Eight Two Six (0.826%) Percent.

          (c) "Electric Charges" shall mean:

               $554.17 per month for the life of the Lease

          (d) "The Broker" shall mean, THE LAWRENCE GROUP

          (e) "Interest Rate" shall mean a rate per annum equal to the lesser of
(a) 2% above the lending rate announced from time to time by Chase Manhattan Bank (New York) as such bank's prime rate for 90-day unsecured loans, in effect from time to time or (b) the maximum applicable legal rate, if any.

          (f) "Legal Requirements" shall mean laws, statutes and ordinances, (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the land or building or the Demised Premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

     37. ADJUSTMENTS OF RENT:

          (a) For the purposes of this Article 37, the following definitions shall apply:

               (i) The term "Taxes" shall mean (A) all real estate taxes, assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes or any other governmental charge general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed levied or imposed upon all or any part of the land, the building and the sidewalks, plazas or streets in front of or adjacent thereto, and levied against Landlord and/or building, under the laws of the United States, the State of New York or any political subdivision thereof, or by the City of New York or any political subdivision thereof, and (B) any expenses incurred by Landlord in contesting any of the foregoing set forth in clause (A) of this sentence or the assessed valuations of all or any part of the land and building, etc. or collecting any refund. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, however, designated, shall be levied against Landlord, and/or the whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

               (ii) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               (iii) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year (as the case may be) pursuant to this Article 37.

          (b) (i) Tenant shall pay as additional rent for each tax year a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Tax Base. Any such adjustment payable by reason of the provisions of this
Section 37(b)(i) shall be payable within thirty (30) days after Landlord shall furnish to Tenant an Escalation Statement with respect to Taxes for any Tax Year.

               (ii) If the real estate tax fiscal year of the City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 37(b).

               (iii) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Section 37(b) Tenant's Proportionate Share of the refund but not to exceed Tenant's Tax Payment paid for such Tax Year less reasonable attorney fees.

               (iv) If the Tax Base is reduced as a result of a certiorari proceeding or otherwise, Landlord shall adjust the amount of each Tenant's Tax Payment previously made, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment made in such proceeding.

          (c) In the event that the commencement date of the term of this Lease shall be other than the first day of a Tax Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year then, in such event, in applying the provisions of this Article 37 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 37 taking into consideration the portion of such Tax Year which shall have elapsed after the term hereof commences in the case of the commencement date, and prior to the date of such expiration or termination in the case of the expiration date or other termination.

          (d) Payments shall be made pursuant to this Article 37 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

          (e) In no event shall the annual rent ever be reduced by operation of this Article 37 and the rights and obligations of Landlord and Tenant under the provisions of this Article 37 with respect to any additional rent shall survive the termination of this Lease.

          (f) Landlord's failure to render an Escalation Statement with respect to any Tax Year, respectively, shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year. Tenant's obligation to pay escalation for any Tax during the term of this Lease shall survive the expiration or earlier termination of this Lease.

     38. ELECTRICITY:

          (a) Landlord shall furnish to Tenant the electric energy which Tenant requires in the Demised Premises, through the presently installed electrical facilities for Tenant's reasonable use in the Demised Premises for lighting, Tenant's office equipment and business machines. Subject to the following provisions of this Article 38, Landlord shall not in any way be liable and responsible to Tenant for any loss or damage which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

          (b) (i) Tenant acknowledges and agrees that the fixed rent set forth in this Lease does not include the Electricity Charge to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and redistribution of, electric current as an additional service, additional electric charges which shall be subject to periodic adjustments as herein provided, has been partially based upon Tenant's estimated connected electrical load and hours of use thereof for ordinary lighting and office equipment, during ordinary business hours. The Electric Charge shall mean the amount determined by applying the estimated connected electrical load and usage thereof in the Demised Premises (as the same may hereafter from time to time be determined by Landlord's electrical consultant as hereinafter provided) to the rate charged for such load and usage in the service classification in effect on January 1, 2002 pursuant to which Landlord then purchased electric current for the entire Building from the public utility corporation. If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to January 1, 2002 (whether such increase occurs prior to or during the term of this Lease), by change in Landlord's electric rates, charges, fuel adjustment, or service classifications, or by taxes or charges of any kind imposed thereon, then the electric charges portion of the annual rent shall be increased in the same percentage and the annual rent shall be adjusted accordingly.

               (ii) Any such percentage increase in Landlord's cost due to change in Landlord's electric rates, charges, etc., shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate change, other in cost, or any change methods of or rules on billing for same, on a consistent basis to the new rate and/or service classifications and to the immediately prior existing rate and/or service classifications. If the average consumption of electricity for the entire Building for said prior twelve
(12) full months cannot reasonably be applied and use with respect to changed methods of or rules on billing, then the 1.5% percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months under such changed methods of or rules on billing, projected to a full twelve (12) months; and that same consumption, so projected shall be applied to the rate and/or service classifications which existed immediately prior to the changed methods of or rules on billing. The parties acknowledge that they understand that it is anticipated that existing electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, and that the foregoing reference to changes in methods of or rules on billing is intended to include any such change. The parties agree that a reputable, independent electrical consultant, selected by landlord ("Landlord's electrical consultant") shall determine the percentage for the changes for the Electric charges in Landlord's electric rates, charges, etc.

          (c) (i) The parties agree that Landlord's electrical consultant may from time to time make surveys in the Demised Premises covering the electrical equipment and fixtures and use of current therein, and the connected electrical load and usage portion of the electric charges shall be charged in accordance with such survey, and the electric charges automatically redetermined, accordingly, by Landlord's electrical consultant. The cost of any such survey shall be borne equally by Landlord and Tenant.

               (ii) The determination of change in the electric charges by Landlord's consultant shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination to Landlord and Tenant, unless within fifteen (15) days after the delivery of such copies, Tenant disputes such determination. If Tenant disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own survey of Tenant's electrical lighting and power load in accordance with the provisions of this Article 38. Tenant's consultant and Landlord's consultant then shall seek to agree on a finding of such determination of such change in the electric charge. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such electric chare change by such third electrical consultant shall be controlling. (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York of the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of the electric charges determined by

Landlord's independent electrical consulting firm, provided, however, if the amount of electric charges determined as aforesaid is different from that determined by Landlord's electrical consulting fir, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the decision of Landlord's electrical consulting firm.

          (d) Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercise such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building and may utilizing the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay the expense of any cost required for Tenant's direct electric service. Commencing with the date when Tenant receives such direct service, and as long as Tenant shall continue to receive such service, the fixed monthly electric charges payable under this Lease shall be suspended.

          (e) (i) Landlord hereby consents to Tenant's use and connection of any its electrical equipment of any type to the Building electric distribution system. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alternations, repair or expense or interfere with or disturb other tenants or occupants.

               (ii) Tenant shall purchase all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and Tenant shall pay Landlord's reasonable charges for providing and installing same, on demand, as additional rent.

          (f) In no event shall the annual rent under this Lease be reduced below the annual rent specified herein by virtue of this Article 38.

          (g) Landlord shall have the option at any time upon thirty (30) days prior written notice to Tenant to discontinue supplying electric energy to Tenant in accordance with the provisions of this Article 38, and elect instead to furnish electric energy to Tenant on a submetered basis. In the event that Landlord shall exercise the option contained in this Section 38(g) the annual rent set forth herein shall be reduced in the manner described in Section 38(c) hereof.

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     39. HEAT AND AIR-CONDITIONING:

          (a) Any use of the Demised Premises, or any part thereof, or rearrangement of partitioning in a manner that interferes with normal operation of the heat system (hereinafter called the system) servicing the same, may require changes in such system. Such changes, so occasioned, shall be made by Tenant, at its expense, subject to Landlord's prior written approval of such changes, which approval may be withheld for any reason. Notwithstanding the forgoing to the contrary, Tenant shall be permitted to install two (2) air conditioning units in the Demised Premises at its sole cost and expense.

          (b) Landlord shall maintain and operate the heating system and shall, subject to the design specifications of the heating system and to energy conversation requirements of, and voluntary energy conversation programs sponsored by, governmental authorities, furnish heat (hereinafter called "Heat Service") to the Demised Premises. Heat service shall be provided, as may be required for comfortable occupancy of the Demised Premises, during regular hours (that is, between the hours of 8:00 A.M. and 6:00 P.M.) of business days (which term is used herein to mean all days except Saturday, Sunday and those days that are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable building service union employees' contract) during the heating season. If Tenant shall require Heat service during hours other than regular hours or on days other than business days (hereinafter called after hours service). Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, and Tenant shall pay, promptly after demand therefor, Landlord's established charges therefor.

          (c) Air conditioning (hereinafter referred to as "A/C service") shall be supplied to the Demised Premises, subject to the design specifications of the systems and to energy conversation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, during regular hours (that is, between the hours of 8:00 A.M. and 6:00 P.M.) on business (which term is used herein to mean all days except Saturday, Sunday, those days that are observed by the State or Federal Government a legal holiday and those days designated as holidays by the applicable building service union employees' contract, from May 15th to September 15th. If Tenant shall require A/C service during hours other than regular hours or on days other than business days (hereinafter called "After Hours Service"), Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, and Tenant shall pay, on demand, Landlord's established charge therefor. A/C service shall be provided by a package air conditioning unit (hereinafter referred to as the "Unit") located on the floor of which the Demised Premises form a part.

     Notwithstanding anything to the contrary set forth herein, Landlord shall not be responsible for the provision of any air conditioning service to the Demised Premises after initial installation of air conditioning.

          (d) If any permit or license shall be required for the operation of any air- conditioning unit in or servicing the Demised Premises, Landlord shall have the option of obtaining the same on Tenant's behalf and at Tenant's expense, after giving written notice to

Tenant requiring Tenant within a reasonable amount of time and at Tenant's expense, to obtain and maintain any such permit or license.

     40. SUBORDINATION:

          (a) In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor or each superior lease whose name and address shall previously have been furnished to Tenant in writing and (ii) unless such act or omission shall be one that is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice to affect such remedy), provided that such holder or lessor shall give Tenant written notice of its intention to remedy such act or omission and shall, with due diligence, commence and continue to do so.

          (b) If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights or Landlord under this Lease whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of the part so succeeding to Landlord's rights (herein sometimes called the successor landlord) and upon such successor landlord's written agreement to accept Tenant's attornment. Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease and shall properly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment, except that the successor landlord shall not:

               (i) be liable for any previous act or omission of Landlord under this Lease;

               (ii) be subject to any offset, not expressly provided for in this Lease, that shall have theretofore accrued to Tenant against Landlord; or

               (iii) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's fixed rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the lessor of an superior lease or the holder of an superior mortgage through, or by reason of which, the successor landlord shall have succeeded to the rights of Landlord under this Lease.

     41. LANDLORD WORK:

     Tenant has inspected the Demised Premises and agrees to accept same in its "as is" condition as state of repair as of the date hereof and agrees that Landlord shall not be obligated to perform any work except:

          (a) remove carpet except in the designated area (front portion) and install a title floor throughout entire Demised Premises;

          (b) remove walls as designated on the attached plan marked as Exhibit "A",

          (c) paint the Demised Premises;

          (d) repair any broken ceiling tiles in the Demised Premises;

          (e) install glass opening in the front room as designated on the attached plan marked as Exhibit "A";

          (f) install 220 outlets as per the attached plan marked as Exhibit "A"; and

          (g) put in appropriate ceiling light bulbs as per the attached plan marked as Exhibit "A"

     42. LIMITATION ON LIABILITY:

     Tenant shall look only to Landlord's estate and interest in the building and where expressly so provided in this Lease, to offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or liability by Landlord hereunder, and no other property or assets of Landlord and no property of any officer, employee, director, shareholder, partner or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

     43. MISCELLANEOUS:

          (a) If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid or enforceable to the fullest extent permitted by law.

          (b) This Lease shall be governed in all respects by the laws of the State of New York.

          (c) If, in connection with obtaining financing for the Building, a bank, insurance company or other lending institution shall request reasonable modifications in this Lease as a condition to such financing. Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created.

          (d) Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, during reasonable business hours upon prior written notice, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff marshal of court officer entitled to, such access for the purpose of taking possession of, or removing, Tenant's property of for any other lawful purpose, or upon demand of any representative of the fire, police building, sanitation or other department of the city, state or federal governments.

          (e) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performance or observed under this Lease unless a dispute exists between Landlord and Tenant as to the default or if Landlord is also in default under this Lease.

          (f) Tenant shall not place or permit to be placed any vending machines in the Demised Premises, except with the prior written consent of Landlord in each instance, provided Tenant may install such ending machines if the use thereof is confined to Tenant's employees.

          (g) The Article headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this lease.

          (h) This Lease shall not be binding upon either party unless and until it is signed by landlord and Tenant and a fully executed copy thereof is delivered to Tenant.

          (i) The Schedules annexed to this Lease, if any, shall be deemed part of this Lease with the same force and effect as if such Schedules were numbered Articles of this Lease.

          (j) If the rent hereunder shall commence on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated.

          (k) Tenant agrees that Tenant will use its best efforts, not at any time during said term either directly or indirectly, to use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance and/or operation of the Building or any part thereof.

          (l) The listing of any name other than that of Tenant whether on the doors of the Demised Premises, on the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Demised Premises, or to the use or occupancy thereof by others.

          (m) If there shall be any conflict between the provisions of this Rider and the provisions contained in the Lease to which this Rider is annexed, the provisions of this Rider shall govern.

     44. INSURANCE.

          (a) Tenant covenants and agrees to provide on or before the commencement of the term of this Lease and to keep in force during the term of this Lease and to keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy protecting Landlord Tenant against any liability whatsoever, occasioned by any occurrence on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies reasonably satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require and as of the date of this Lease Landlord reasonably requires limits of liability thereunder of not less than the amount of THREE MILLION ($3,000,000) Dollars per occurrence for bodily or personal injury (including death) and in the amount of five Hundred Thousand ($500,000) Dollars in respect of property damage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days' notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all the remedies as provided in this Lease in the event of Tenant's default.

          (b) (i) Landlord agrees that, if obtained at no additional cost, it will include policies clauses pursuant to which the insurance companies (1) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (2) agrees that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right off recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall agree to pay additional premium.

               (ii) Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures, and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies
(1) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (2) agree that such policy or policies shall not be invalidates should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

               (iii) Provided that Landlord's right of full recovery under it's policy or policies aforesaid is not adversely affected of prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, it's servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, it's servants, agents or employees. Provided that Tenant's right of full recovery under it's aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, it's servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 44 (b) (iii) for loss or damage to , Tenant's furniture, fixture and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, it's servants, agents or employees thereof.

               (iv) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions (i) and (ii) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

     45. CHANGE OF CONDITION:

     Landlord shall not be liable for: (i) any change of condition in the Demised Premises caused by the compliance with any present or future laws, rules order, ordinances, requirements or regulations of any Federal, State, County or Municipal authority or government, including any change required by law for off-street parking or similar legislation, or by revocation by any such authority or authorities of any permit or license hereto granted, or by construction or operation of any public or quasi-public work,or by the erection of any buildings or buildings upon any adjacent property, or by change of environment; or (ii) interference with or loss of light or other incorporeal hereditements caused by anybody other than Landlord, or caused by or for the City or any governmental or quasi-governmental agency or authority in connection withthe construction of any public or quasi-public work unless such change or interference disrupts or interferes with Tenant's use of the Demised Premises. In such case, Tenant shall be entitled to an abatement of rent until such disruption or interference is eliminated.

     46. BROKERAGE:

     Tenant and Landlord mutually covenant, represent and warrant that THE LAWRENCE GROUP was the broker instrumental in consummating this Lease, and that no conversations or negotiations were had with any other broker than THE LAWRENCE GROUP concerning the renting of the premises. Any and all commissions due and owing to THE LAWRENCE GROUP shall be paid solely by the Landlord. Tenant and Landlord agrees to hold each other harmless against any claim for a brokerage commission arising out of any conversation or negotiations had by Tenant with any other broker than THE LAWRENCE GROUP.

     47. ESTOPPEL CERTIFICATION:

     Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than twenty (20) days prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, stating whether or not, to the best knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

     48. LATE PAYMENT CHARGE:

     If Tenant shall make any payment of fixed rent, additional rent or other charges more than ten (10) days after the same is due and payable Tenant shall pay a late payment charge equal to four (4%) percent of the amount due. Such amounts shall be payable as additional rent hereunder.

     49. ADDENDUM TO ARTICLE 17:

     This Lease and the term and estate hereby granted are subject to the following further limitation, whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for then (10) days after Landlord shall have given Tenant a notice specifying such default, then in any such case Landlord may give to Tenant a notice of intention, and upon the expiration of said five (5) day notice period, this Lease and the term and estate hereby granted, whether or not the term shall therefore have commenced, shall terminate with the same effect as if that day were set forth herein for the expiration of the term thereof, but Tenant shall remain liable for damages as provided in
Article 17.

     50. ARBITRATION:

          (a) Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy. This arbitration shall be conducted, to the extent consistent with this
Article 50, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. The arbitrator(s) shall (i) be disinterested person(s) having at least 10 years of experience in the County of New York commercial leasing practices, and (ii) have the right to retain and consult experts and competent authorities skilled in the matters under arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this Lease.

          (b) The fees and expenses of the arbitrator(s) and all other expenses (not including the attorney's fees, witness fees and similar expenses of the parties) of the arbitration shall be borne by the parties equally.

     51. SUBLEASES AND ASSIGNMENTS:

     Supplementing Article 11 hereof:

          (a) Except as provided in Subparagraph (K), notwithstanding anything to the contrary contained in this Article 51, if Tenant shall at any time or times during the term of this Lease desire to sublet all or any part of the Demised Premises or assign this Lease, Tenant shall give notice thereof to Landlord, which shall be accompanied by: (i) an executed copy of the proposed sublease or assignment, the effective or commencement date of which shall be at least 30 days after giving of such notice; (ii) a statement setting forth in reasonable detail the identify of the proposed Subtenant or assignee, the nature of it's business it's propose use of the Demised Premises and (iii) current financial information with respect to the proposed subtenant or assignee, including, without limitation, banking references and it's most recent financial report.

          (b) In the event Landlord elects, upon the receipt of the request for sublet or assignment from Tenant, not to grant such assignment or sublet, which such election shall be writing within fifteen (15) days after receipt of Tenant's request and information to cancel and terminate this Lease with respect to the Demised Premises or a portion thereof, such cancellation shall be, at the Landlord's option, not less than 10 days not more than 120 days following service of such notice.

          (c) In the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Demised Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating surrender of the Demised Premises at the expiration of the term.

          (d) In the event that Landlord shall not exercise the option to cancel the Lease as above provided within 10 days after the receipt of Tenant's written request, then Landlord's consent to such request shall not be reasonably withheld.

          (e) With respect to each and every sublease or assignment or subletting consent to by Landlord under the provisions of this Lease, it is further agreed:

               (i) No subletting or assignment shall be for a term ending later than one day prior to the last of this Lease term.

               (ii) No sublease or assignment shall be valid, and no subtenant or assignee shall take possession of any part of the Demised Premises until an executed counterpart of such sublease or assignment has been delivered to Landlord.

               (iii) Each sublease or assignment shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at it's option, take over all of the right, title and interest of Tenant as sublessor or assignee under such sublease or assignment, and such subtenant or assignee shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease or assignment, except that Landlord shall not (a) be liable for any new provisions, act or omission of Tenant as sublessor under the sublease or assignment, (b) be subject to any offset, not expressly provided in such sublease or assignment, or which therefore accrued to such subtenant or assignee against Tenant, or (c) be bound by any previous modification of such sublease or assignment or by any previous prepayment of more than one month's rent.

          (f) If the Landlord shall give it's consent to any sublease or assignment, Tenant shall pay to Landlord, as additional rent, one hundred (100%) percent of any rents, additional charges, fees, profits, revenues or other consideration payable or generated under the sublease or assignment to Tenant by the subtenant of assignee, which is in excess of the annual rental of the sublease or assignment with respect to the sublease or assignment pursuant to the terms hereof less reasonable expenses incurred in connection with same including brokerage and advertising expenses. The sums payable under this subparagraph shall be paid to Landlord after the same is paid by the subtenant or assignee to Tenant.

          (g) Except as otherwise provided for herein, each subletting or assignment shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease and Tenant shall and will remain fully liable for the payment of the annual rental rate and additional rent due and to become hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any subtenant or assignee or anyone claiming under or through any subtenant or assignee who shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting or assignment, no other and further subletting or assignment of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this paragraph 51.

          (h) Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable attorney's fees) resulting from any claims that may be made against Landlord by the proposed subleases or assignee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed subleases or assignee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed sublease or assignment.

          (i) Any attempted assignment or subletting made contrary to the provisions of this Article shall be null and void. No consent by Landlord to any assignment or subletting shall in any manner be considered to relieve Tenant from obtaining Landlord's express written consent to further subletting.

          (j) Notwithstanding anything contained herein to the contrary, Tenant may, without Landlord's consent, assign or otherwise transfer this Lease to: (i) any entity which controls, is controlled by, or is under common control with Tenant; (ii) an affiliate of Tenant; or (iii) a successor to Tenant by way of merger, consolidation or acquisition of substantially all of the assets or stock or Tenant or any of its affiliates. Upon any of the foregoing assignments or transfers, Tenant shall be relieved of any further liability under this Lease.

          (k) Landlord acknowledges that Tenant is a publicly traded corporation and agrees that the daily trading of its shares of stock by its shareholders shall not be deemed to be an assignment or other transference for the purposes of this Article 11

     52. ADDENDUM TO ARTICLE 28:

     In the event Landlord shall furnish cleaning service to the Demised Premises pursuant to the provision of paragraph (d) of Article 28 of the printed portion of this Lease, Tenant covenants and agrees that Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (1) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premised for preparation, serving or consumption of food or beverages, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at is request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine or business office occupancy.

     53. OPTIONS:

     Landlord at it's option has, but is not obligated to the right at any time during the term of this Lease, to provide utility services including but not limited to telephone, electric, gas, water, or any related services of any other service company selected by Landlord to Tenant as long as Landlord meets Tenant's quality and price.

     54. FUEL PASS THROUGH:

     If the cost for fuel comparable fuel source rises, Tenant agrees to pay as additional rent on January 1st of each year, zero point eight two six (0.826%) percent of such fuel or comparable fuel source increase multiplied by the number of gallons of fuel oil or comparable fuel source (i.e.: gas), consumed during the twelve (12) preceding months period.

     55. AUTHORITY:

     The parties executing this Lease on behalf of Landlord and Tenant each represent and warrant to the other that it has full authority to execute this Lease on behalf of Landlord and Tenant respectively.

     56. LAWS GOVERNING:

     New York State Law governs the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease is not to affect or impair any other provision.

     57. FORCE MAJEURE:

     Either party shall not be deemed in default in the performances of any obligation or undertaking herein the event and/or as long as the performance of any such obligation is prevented or delayed, retarded or hindered by act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, inability to procure or generate, shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action or labor unions, condemnation, requisition, laws, orders of government, civil or military or naval authorities, or any other case, whether similar of dissimilar to the foregoing, not within the reasonable control of either party.

     58. ADDITIONAL RENT:

     Whenever in this Lease any sum, amount, item or charge shall be designed or considered as additional rent, the Landlord shall have the same rights and remedies for non-payment thereof as the Landlord would have for the non-payment of the Base Rent herein stipulated and provided for to be paid by the Tenant. The word "rent" as used in this Lease shall mean the Base Rent together with the other charges hereunder which are identified as, or deemed to be, additional rent. Any liability of Tenant for the payment of any Base Rent or additional rent shall survive the termination of this Lease unless otherwise specifically provided in the Lease or this Rider.

     59. RENT CONCESSION:

     Landlord agrees to give Tenant two months free rent, only, if Tenant is in good standing and without arrears for the months of March, 2002, September, 2002.

     60. DESTRUCTION, FIRE AND OTHER CASUALTY:

     Notwithstanding the provision of Article 9 of the Lease to the contrary, in the event Landlord fails to deliver the Demised Premises to Tenant, within 30 days after such damage or casualty, restored to substantially the same condition which existed prior to such damage or casualty, then Tenant shall have the right to terminate the Lease upon 10 days prior written notice to Landlord. Upon any termination as provided in the Lease or herein, the Lease shall become null and void and of no further force and effect and neither party shall have any further liability to the other hereunder.

     61. CONSENTS AND APPROVALS:

Any consents and/or approvals which are required by Landlord pursuant to the terms and conditions of the Lease or this Rider shall not be unreasonably withheld, delayed or hindered.

     62. RIGHT OF FIRST REFUSAL:

     Provided Tenant is not in default under the terms of this Lease, Tenant shall have the right of first refusal to lease any space adjacent to Tenant that becomes available at any time during the term of this Lease (hereinafter referred to as the "Adjacent Space"). When Landlord becomes aware that Adjacent Space will become available and prior to Landlord's entertaining offers from or negotiating the possible occupancy of such Adjacent Space with any third party, Landlord shall offer to Tenant the right to lease such Adjacent Space on such terms any Landlord proposes to lease such Adjacent Space by providing Tenant notice of the same. Tenant shall have forty-five (45) days after receipt of such notice to notify Landlord of its intentions. If Tenant elects to accept Landlord's offer to lease the Adjacent Space, Landlord and Tenant shall promptly negotiate and executive a new lease agreement for such space.

     63. ACCESS TO TELECOMMUNICATIONS:

     Landlord represents and warrants to Tenant that the Demised Premises has the ability to be adequately equipped with T-I lines and the appropriate telecommunication wiring, lines and systems to meet the needs of Tenant's permitted use in the Demised Premises.

     64. COMMON LICENSE:

     Tenant, Tenant's employees, agents, customers and invitees shall have all rights appurtenant to the Demised Premises and a non-exclusive right and license during the term of the Lease, as the same may be extended, to use all of the common areas of the building in which the Demised Premises forms a part, including, without limitation, the hallways, stairwells, elevators, bathroom facilities, sidewalks, driveways, loading areas, loading docks and related facilities (collectively referred to as the "Common Areas").

     65. EXECUTION:

     This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. For purposes of this Lease, signatures received by facsimile will be considered counterparts, provided that the party delivering its signature by facsimile provides the original signature by overnight mail delivered within three (3) business days thereafter.

[GRAPHIC]

====================================================================
MACHINE                      VOLTS    AMPS      PHASE   SUPPLIER
====================================================================
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Xerox 1090                    120      30       Single  OSSBALT
--------------------------------------------------------------------
Canon Color                   115      12       Single   OSSNY
--------------------------------------------------------------------
Canon Image Runner            120      16       Single  OSSBALT
--------------------------------------------------------------------
Canon Image Runner            120      16       Single  OSSBALT
--------------------------------------------------------------------
Xerox 3060 (oversize machine) 115      22       Single   OSSNY
--------------------------------------------------------------------
1 GBC Binding Machine         115       4       Single   AUBREY
--------------------------------------------------------------------
1 Velo Binding Machine        115       4       Single   AUBREY
--------------------------------------------------------------------
1 Computer & Monitor          200     7.4       Single
--------------------------------------------------------------------
1 Computer & Monitor          200     7.4       Single
--------------------------------------------------------------------
1 Computer & Monitor          200     7.4       Single
--------------------------------------------------------------------
1 Computer & Monitor          200     7.4       Single
--------------------------------------------------------------------
Miscellaneous (lights,        120      25       Single
  microwave, etc)
====================================================================
TOTAL                        2580   368.6
====================================================================

                                  [FLOOR PLAN]